EXHIBIT 10.9
                       COGNITRONICS CORPORATION
               DIRECTORS' STOCK OPTION PLAN, AS AMENDED


1.   PURPOSE

The Directors' Stock Option Plan (the "Plan") is intended to provide incentives to non-employee directors and officers of Cognitronics Corporation (the "Company") by more closely aligning their compensation with stockholder value.

2.   ADMINISTRATION

The  Plan shall be administered by the Company's Board of Directors.

The Board shall have authority, subject to the terms of the Plan, to interpret the Plan and make all determinations
necessary  or  advisable  for  its administration.   The Board may
consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

3.   ELIGIBILITY

All outside directors and officers (individually "Participants", collectively "Participants") shall be eligible to participate in the Plan. An outside director or officer means a director or officer who is neither an employee of the Company nor of any subsidiary of the Company.

4.   STOCK

The stock as to which options may be granted shall be the Company's common stock, par value $.20 per share ("Common Stock"). When options are exercised the Company may either issue unissued Common Stock or transfer issued Common Stock held in its treasury. The total number of shares of Common Stock which may be sold to Participants under the Plan pursuant to options shall not exceed 102,500 shares. If an option expires, or is otherwise terminated prior to its exercise, the Common Stock covered by such option immediately prior to such expiration or other termination shall continue to be available under the Plan.

5.   AWARDING OF OPTIONS

Options shall be awarded to Participants as follows:

      a. Upon the Effective Date, an option to purchase 3,000 shares of Common Stock.

      b. On each August 1, an option to purchase 6,000 shares of Common Stock, but not to a Participant elected by the Board of Directors subsequent to the Annual Meeting of Stockholders immediately preceding such August 1.

      c. Sixty (60) days following the initial election of a director by the Board of Directors, an option to purchase a portion of the number of shares set forth in
            (b) above based on the ratio between the number of months the number of months between the date of such election and the next Annual Meeting of Stockholders divided by twelve (12) months.

      d. On November 9, an option to purchase 5,500 shares of Common Stock.

The "Date of Award" of an option shall be the date on which the option is awarded under the Plan. The award of any option to any Participant shall neither entitle such Participant to, nor disqualify him from, participation in any other plan which provides for the issuance of Common Stock.

6.   TERMS AND CONDITIONS OF OPTIONS

Options shall be evidenced by instruments in form approved by the Board. Such instruments shall conform to the following terms and conditions:

     (a)   Option  price.   The option price  per  share of Common
     Stock shall be the Fair Market Value of a share of Common Stock on the Date of Award.. "Fair Market Value" shall be the closing price of the Common Stock recorded on the American Stock Exchange on the Date of Award or, if the Common Stock is not traded on such date, on the last trading day prior thereto.

     (b) Term and exercise of options. Each option shall expire no later than the tenth anniversary of its Date of Grant and shall become exercisable on the date one year after the Date of Grant. The Board may waive any exercise conditions or accelerate the exercisability of the option at any time. After becoming exercisable, each option shall remain exercisable until its expiration or termination. An option may be exercised from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. Payment of the purchase price will be made in such manner as the Board may provide in the option, which may include cash (including cash equivalents) or any other manner permitted by law as determined by the Board or any combination of the foregoing.

     (c) Termination of Participant. If a Participant ceases, other than by reason of death or retirement, to be a director or officer of the Company, all options awarded to him and exercisable on the date of he ceases to be a director or officer shall terminate on the earlier of such options' expiration or one year after the day he ceases to be a director or officer or as otherwise determined by the Board. Any option not exercisable on the date of such termination shall lapse and be thenceforth unexercisable.

     (d) Retirement of Participant. If a Participant retires, all options held by him on the date of his retirement shall become exercisable on the date of his retirement and shall terminate on the earlier of such option's expiration or the first anniversary of the day of his retirement.


     (e) Death of Participant. If a Participant dies, his options may be exercised, to the extent of the number of shares with respect to which he could have exercised on the date of his death, by his estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution, at any time prior to the earlier of such option's expiration or the first anniversary of the Participant's death. On the earlier of such dates, the option shall terminate.

     (f) Assignability. No option shall be assignable or transferable by the Participant except by will or by laws of descent and distribution, and during the lifetime of the Participant the option shall be exercisable only by him. At the request of a Participant, shares of Common Stock purchased on exercise of an option may be issued or transferred in the name of the Participant and another person jointly with the right of survivorship.

     (g) Other provisions. Instruments evidencing options may contain such other provisions, not inconsistent with the Plan, as the Board deems advisable, including a requirement that a Participant represent to the Company in writing, when an option is awarded, or when he receives shares on its exercise, that he is accepting such option, or receiving such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only. All certificates representing shares issued under the Plan may bear a legend deemed appropriate by the Committee to confirm an exemption from the registration requirements of the Securities Act of 1933.

7.   CAPITAL ADJUSTMENTS

In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by majority of the Incumbent Directors to be appropriate, a majority of the Incumbent Directors shall, in such a manner as it may deem equitable in its sole discretion, substitute or adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year, (iii) the number and kind of shares subject to outstanding awards, and (iv) the exercise price of outstanding stock options; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award.

In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, a majority of the Incumbent Directors may take such action as it in its discretion deems appropriate to (i) accelerate the time when stock options may be exercised, (ii) cash out such stock options at or immediately prior to the date of such event, or (iii) provide for the assumption of outstanding stock options by surviving, successor or transferee corporations.

The Board's determination as to which adjustments shall be made and the extent thereof shall be final, binding and conclusive.

8.  CHANGE OF CONTROL

Notwithstanding the provisions of Section 6(b) hereof, in the event of a Change in Control, as hereinafter defined, all options held by a Participant shall become exercisable on the date of the Change in Control.

"Change in Control" means an event in which:

     (a) the stockholders of the Company approve (i) any consolidation or merger of the Company or any of its subsidiaries where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of all votes to which all stockholders of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) would be entitled under ordinary circumstances to vote in an election of directors or where the members of the Board, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any person as a single plan) of all or substantially all of the assets of the Company or (iii) any plan or proposal for the liquidation or dissolution of the Company;

     (b) persons who, as of the effective date hereof, constitute the entire Board (as of the date hereof the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided, however, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the then Incumbent Directors (other than an election or nomination of a person whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act")), shall be considered an Incumbent Director; or

     (c) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries or any entity organized, appointed or established by the Company for or pursuant to the terms of such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, becomes the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 20% or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of directors to the Board ("Voting Securities") (in either such case other than as a result of acquisitions of such securities directly from the Company).

Notwithstanding the foregoing, a "Change in Control" will not have occurred for purposes of clause (c) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 20% or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 20% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence thereafter becomes the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction), then a "Change in Control" will have occurred for purposes of clause (c).

9.   TERM; AMENDMENT OF PLAN

The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any outstanding award without the Participant's written consent. Amendments may be made without stockholder approval except as required to satisfy applicable law or stock exchange requirements.

10.  EFFECTIVE DATE

The Plan is in accordance with a Resolutions of the Board duly adopted and approved on September 17, 1998 and amended by Resolution on September 10, 2002 (the "Effective Date") and a Resolution of
Stockholders on May 13, 1999 and amended by Resolutions of Stockholders on May 11, 2000 and May 17, 2001.

11.  NEW YORK STATE LAW

The Terms of the Plan shall be governed by the laws of the State of New York.